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                                                                    EXHIBIT 10.1

                                THE TIMES MIRROR

                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     THE TIMES MIRROR COMPANY, a Delaware corporation (the "Company"), hereby establishes this Deferred Compensation Plan for Executives (the "Plan"), effective April 1, 1994, to enable Company executives covered under the Plan to enhance their retirement security by permitting them to enter into agreements with the Company to defer compensation and receive benefits at retirement, death, separation from service and as otherwise provided under the Plan.

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Annual Deferral: shall mean the amount of Base Compensation, Bonuses and/or Deferred Cash Incentives which the Participant elects to defer under the Deferral Commitment in each Plan Year of the Deferral Contribution Period pursuant to paragraph 3.1 of the Plan.

     1.2 Base Compensation: shall mean a Participant's full salary, wages, regular commissions and shift differential, before reductions for any deferrals, but does not include money paid for overtime, bonuses, incentive pay, incentive commissions and other extra compensation.

     1.3 Beneficiary: shall mean the person or persons or entity designated as such in accordance with Article 12 of the Plan.

     1.4 Benefits Committee: shall mean the administrators of the Plan appointed by the Retirement Plan Committee of the Board of Directors of the Company to administer the Plan pursuant to Article 11 of the Plan.

     1.5 Bonuses: shall mean amounts earned by the Participant from the Company in the form of an annual incentive bonus before reductions for any deferrals under the Plan.

     1.6 Change in Control: shall mean an occurrence of any of the following events: (1) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person" or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; (2) the Board ceases for any reason to have at least a majority of "unaffiliated directors" (defined as all members of the Board except those who are or were proposed and accepted for nomination as a member of the Board by, or are otherwise "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 under the Exchange Act) with a person who has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Company (except to the extent such person had such Beneficial Ownership prior to the effective date of the Plan)); or (3) approval by the shareholders of (a) a merger, consolidation or reorganization involving the Company, unless either (i) the shareholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (ii) at least a majority of the members of the Board of Directors of the Surviving Corporation are unaffiliated directors who were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or
(b) a complete liquidation or dissolution of the Company. Notwithstanding anything in this paragraph to the contrary, for the purposes of this Plan, any Times Mirror Cable Television, Inc. transaction shall not be considered a Change in Control.

     1.7 Company: shall mean The Times Mirror Company and any successor in interest.

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     1.8  Crediting Rate: shall mean the annual rate of interest credited to
Participants' Deferral Accounts. One Crediting Rate is applied to all Deferral Accounts for a Plan Year. The Crediting Rate is determined by the Benefits Committee. The Benefits Committee, in its sole discretion, will establish administrative rules for applying the Crediting Rate.

     1.9 Deferral Account: shall mean the device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan for each Deferral Unit. Separate Deferral Accounts will be established for amounts deferred by a Participant under separate Deferral Units.

     1.10 Deferral Commitment or Deferral Unit: shall mean a deferral commitment made by a Participant to establish a Deferral Unit pursuant to Articles 2 and 3 for which a Participation Agreement has been submitted by the Participant.

     1.11 Deferral Contribution Period: shall mean the period of one (1) Plan Year, or such other period as the Benefits Committee may permit in its discretion, over which the Participant has elected to defer Base Compensation, Bonuses, and/or Deferred Cash Incentives pursuant to Article 3 of the Plan.

     1.12 Deferred Cash Incentives: shall mean the cash amount earned under the 3-year rolling incentive cycles, commencing January 1, 1994, under the 1992 Key Executive Long Term Incentive Plan.

     1.13 Disability: shall mean a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. If a Participant makes application for or is otherwise eligible for disability benefits under a long-term disability program sponsored by his Employer and qualifies for such benefits, the Participant shall be presumed to qualify as disabled under the Plan. In the event that a Participant is not covered by an Employersponsored long-term disability program, a Participant shall be presumed to be disabled if the Benefits Committee so determines upon review of one or more medical opinions acceptable to the Benefits Committee.

     1.14 Eligible Executive: shall mean an employee of the Company or any of its subsidiaries as designated by the Benefits Committee to be eligible to participate in the Plan.

     1.15 Employer: shall mean the Company or any of its subsidiaries or divisions.

     1.16 ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.17 Financial Hardship: shall mean a Participant's unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Benefits Committee. Cash needs arising from foreseeable events such as, for example, the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

     1.18 In-Service Distribution: shall mean a distribution elected by the Participant pursuant to Article 9 of the Plan.

     1.19 Participant: shall mean an Eligible Executive who is participating in the Plan as provided in Article 2, or a former Eligible Executive for whom a Deferral Account is being maintained under the Plan.

     1.20 Participation Agreement: shall mean a written agreement between the Company and the Participant, entered into pursuant to paragraph 2.1 of the Plan, by which the Participant elects to participate in the Plan and make a Deferral Commitment.

     1.21 Plan: shall mean this Deferred Compensation Plan for Executives as set forth in this document and as the same may be amended, supplemented and/or restated from time to time and any successor plan.

     1.22 Plan Year: shall mean the calendar year. Notwithstanding the above, the first Plan Year shall be a partial Plan Year, commencing on April 1, 1994.

     1.23 Scheduled Withdrawal: shall mean a one-time distribution of all or a portion of a Participant's Deferral Account at the date specified for such distribution in accordance with the applicable provisions of Article 9 of this Plan.

     1.24 Special Payment: shall mean a one-time payment which is payable by the Company to an Eligible Executive such as upon Termination of Employment or otherwise, but which shall not include Base

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Compensation or Bonuses, and which deferral or partial deferral under this Plan shall be at the sole discretion of the Benefits Committee and acknowledged to the Eligible Executive in writing.

     1.25 Termination of Employment: shall mean the date of the cessation of the Participant's employment with all Employers for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death or, to the extent provided in Article 7 of the Plan, the Participant's Disability.

     1.26 Unscheduled Withdrawal: shall mean a distribution of all or a portion of the entire amount credited to the Participant's Deferral Accounts requested by the Participant pursuant to the applicable provisions of Article 9 of the Plan.

     1.27 Valuation Date: shall mean the last day of each calendar quarter, or such other dates as the Benefits Committee may determine in its discretion, which may be either more or less frequent but at least annually, for the valuation of Participants' Deferral Accounts.

                                   ARTICLE 2

                                 PARTICIPATION

     2.1 Participation Agreement. Any Eligible Executive may elect to participate in the Plan and to make a Deferral Commitment by submitting a Participation Agreement to the Benefits Committee prior to the November 30th immediately preceding the beginning of the Deferral Contribution Period, except that Deferral Commitments to be effective in the Plan Year commencing April 1, 1994 may be made within thirty (30) days of the effective date of the Plan. The Participant shall be required to submit a separate Participation Agreement for each Annual Deferral and each subsequent Deferral Commitment. Except as otherwise provided in this Plan, the Participant's Deferral Commitment shall be irrevocable.

     2.2 Continuation of Participation. An executive who has elected to participate in the Plan by making a Deferral Commitment shall continue as a Participant in the Plan for purposes of such Deferral Commitment even though in any calendar year after such Deferral Commitment such executive elects not to make a new Deferral Commitment or ceases to be an Eligible Executive. A Participant shall not be eligible to make a new Deferral Commitment unless the Participant is an Eligible Executive with respect to the Plan Year for which the election is made.

                                   ARTICLE 3

                          FORM OF DEFERRAL COMMITMENTS

     3.1 Deferral Contribution Period. A Participant may elect, in the Participation Agreement, Deferral Commitments during a Deferral Contribution Period of either one (1) year or such other period as the Benefits Committee may permit in its discretion, commencing with the Plan Year immediately following such election.

     3.2 Deferral Commitment. Subject to paragraph 3.3, a Participant may elect in the Participation Agreement to defer in each year of the Deferral Contribution Period an amount equal to a specified percentage or dollar amount of Base Compensation so long as the amount of Base Compensation net of the amount deferred does not fall below any applicable thresholds determined by the Benefits Committee at its sole discretion. The Participant may also elect to defer a specified dollar amount or a percentage of Bonuses or Deferred Cash Incentives or a percentage of Bonus or Deferred Cash Incentives over a base amount to be earned during the Deferral Contribution Period. Each deferral of a portion of Base Compensation, each deferral of all or a portion of Bonuses and each deferral of all or a portion of Deferred Cash Incentives in a Deferral Contribution Period shall be considered as a separate deferral unit ("Deferral Unit"). Separate deferral accounts shall be established and maintained for each Deferral Unit in accordance with paragraph 4.1. For any Plan Year, the total amount of a Participant's applicable Base Compensation, Bonuses, and Deferred Cash Incentives, net of all Deferral Commitments applicable for the Plan Year, may not fall below the old age, survivor and disability insurance wage base under Social Security. The Benefits Committee, in its sole discretion, will determine other rules regarding deferral of Base Compensation, Bonuses and Deferred Cash Incentives, as necessary.

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     3.3  Minimum Deferral Commitment. The Benefits Committee, in its sole discretion, may establish minimum Deferral Commitment thresholds for the purposes of minimizing administrative complexity or for any other reason deemed necessary.

     3.4 Incomplete Deferral Commitments. Notwithstanding anything contained herein to the contrary, if the Participant has not or will not actually defer the amount specified in such Participant's Participation Agreement, the Participant shall, nevertheless, be permitted to continue participation in the Plan.

     3.5 Withholding. The Benefits Committee, in its sole discretion, will make arrangements for satisfying any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to deferral of compensation under the Plan.

                                   ARTICLE 4

                               DEFERRAL ACCOUNTS

     4.1 Deferral Accounts. A Deferral Account shall be established for each Participant. Separate Deferral Accounts shall be maintained for each separate Deferral Unit of Base Compensation, Bonuses, Deferred Cash Incentives, or Special Payments. Each Deferral Account shall be credited with the applicable portion of the Annual Deferral or Special Payment as of the Valuation Date following the time such amounts would otherwise have been paid to the Participant. Deferral Accounts shall, except as otherwise provided in the Plan, be credited with interest at the Crediting Rate, in effect for each Plan Year, from the date or approximate date such deferred Base Compensation, Bonus, Deferred Cash Incentive or Special Payment would have been paid through the earlier of the Participant's date of death or the Valuation Date preceding payment. Notwithstanding anything in this paragraph to the contrary, the Benefits Committee may, in its sole discretion, establish administrative rules for the purpose of crediting interest to Deferral Accounts.

     4.2 Statements of Account. The administrator shall provide periodically (but no less frequently than annually) to each Participant a statement setting forth the balance of each Deferral Account maintained for such Participant.

     4.3 Vesting of Accounts. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Deferral Accounts.

                                   ARTICLE 5

                              PAYMENT OF BENEFITS

     5.1 Deferral Accounts. Upon Termination of Employment the Company shall pay to the Participant, for each Deferral Commitment, a benefit in the form provided in paragraph 5.2 of the Plan, based on the balance of the Deferral Account for such Deferral Commitment on Termination of Employment.

     5.2 Form of Benefits. The benefit attributable to a particular Deferral Commitment shall be paid in accordance with the Participant's direction as set forth on an election form prescribed by the Benefits Committee for designation of form of payment; such payment election shall be made at the time the Deferral Commitment election is made, and is irrevocable. If no form of payment is elected or in the case of Special Payments, the Benefits Committee, in its sole discretion, may prescribe the form of payment at the time the Deferral Commitment election is made.

     The available forms of payment after Termination of Employment are as follows:

          (a) Lump Sum. A lump sum payment equal to the balance of the applicable Deferral Accounts as of the Valuation Date preceding payment.

          (b) Installment Payments. Annual installment payments over a payment period of 5, 10, or 15 years, as elected by the Participant. Installment payments shall be made in January of each year, commencing with the January following the calendar year of Termination of Employment, or the January following the calendar year of attainment of the age elected under paragraph 5.3, if applicable, or the January elected as a Scheduled Withdrawal. Interest will be credited to the unpaid balance in the applicable Deferral Accounts at the Crediting Rate in effect for each Plan Year. The Benefits

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     Committee, in its sole discretion, may establish rules for making installment payments and crediting interest to the unpaid balances in Deferral Accounts.

     5.3 Timing of Payments. A Participant may elect, on the election form for designation of form of payment for any Deferral Unit, to have the lump sum or installment payments paid 1) the later of the January following the calendar year of Termination of Employment or the January following the calendar year in which the Participant reaches age 55, 60, 65 or 70 or 2) the January following the calendar year of Termination of Employment or 3) the January elected as a Scheduled Withdrawal as described in Article 9.

     5.4 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Participant is less than or equal to five thousand dollars ($5,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payable on the date such benefits first become payable.

                                   ARTICLE 6

                               SURVIVOR BENEFITS

     6.1 Pre-Commencement Survivor Benefit. If a Participant dies prior to commencing distributions, for each Deferral Commitment, the Company shall pay to the Participant's Beneficiary a benefit equal to the balance of the Participant's Deferral Accounts as of the Participant's date of death, payable in accordance with the Participant's election under paragraph 5.2 starting in the January following the date of death. Interest will be credited on unpaid balances using the same rules established in paragraph 5.2.

     6.2 Post-Commencement Survivor Benefit. If a Participant dies after commencing distributions, the Company shall pay to the Participant's Beneficiary the remaining benefits payable to the Participant under the Plan for the remainder of the benefit period that such benefits would have been paid to the Participant.

     6.3 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Beneficiary is less than or equal to five thousand dollars ($5,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payable on the date such benefits first become payable.

                                   ARTICLE 7

                                   DISABILITY

     If a Participant is determined to have a Disability, the Participant shall, effective as of the date such Participant is no longer paid his Base Compensation by the Company, cease deferrals under the Plan except for any Deferral Commitment regarding any Bonus or Deferred Cash Incentives which are earned or payable subsequent to Disability. The Participant's Deferral Account shall continue to be credited with interest at the Crediting Rate until such time as the Participant's benefits under the Plan are distributed in accordance with the Participant's election or as provided in paragraph 10.2.

                                   ARTICLE 8

                               CHANGE IN CONTROL

     8.1 Election. In the event of a Change in Control, the Participant (or after the Participant's death the Participant's Beneficiary) may elect to receive an immediate lump sum payment of the balance in each Deferral Account as of the Valuation Date preceding payment, subject to paragraph 8.2.

     8.2 Benefit Reduction on Withdrawal. If the Participant (or Beneficiary) elects the withdrawal described in paragraph 8.1 herein, before such withdrawal is paid, each applicable Deferral Account shall be reduced by an amount equal to ten percent (10%) (or such other reduction deemed appropriate by the Benefits Committee together with legal counsel for the Company) of the total balance of such Deferral Accounts to be withdrawn. If a Participant elects to make such a withdrawal, all Deferral Commitments which have been elected but not completed shall be canceled. The Participant may not elect to make

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subsequent Deferral Commitments under the Plan until the second Plan Year following the Plan Year in which such withdrawal was made.

                                   ARTICLE 9

                     SCHEDULED AND UNSCHEDULED WITHDRAWALS

     9.1 Election of Scheduled Withdrawal. If a Participant wishes to receive a Scheduled Withdrawal, the Participant shall designate in the applicable Participation Agreement the date for such Scheduled Withdrawal amount. The date designated for such Scheduled Withdrawal must be at least seven (7) years from the first day of the Plan Year for which such amounts are deferred under the applicable Participation Agreement.

     9.2 Payment of Scheduled Withdrawal. In the January of the year designated in the applicable Participation Agreement for a Scheduled Withdrawal, the Company shall pay to the Participant, in the form elected, the Participant's Deferral Account attributable to the Participation Agreement for which such designation was made.

     9.3 Unscheduled Withdrawal. A Participant may request an Unscheduled Withdrawal in the form of a lump sum payment of all or any portion of the entire amount credited to a Deferral Account as of the Valuation Date preceding payment. Such Unscheduled Withdrawal amount must be greater than five thousand dollars ($5,000); if the Deferral Account is $5,500 or less, the Unscheduled Withdrawal will be in amount such that, when combined with the Withdrawal Penalty described in paragraph 9.4, the total Deferral Account is reduced to zero.

     9.4 Withdrawal Penalty. There shall be a penalty deducted from the Deferral Account prior to an Unscheduled Withdrawal from such Deferral Account equal to ten percent (10%) of the Unscheduled Withdrawal amount or such other reduction deemed appropriate by the Benefits Committee, together with legal counsel for the Company. Such Unscheduled Withdrawal will be reduced accordingly if it is an amount such that, when added to the Withdrawal Penalty, the total exceeds the amount of the Deferral Account. If a Participant elects to make an Unscheduled Withdrawal, all Deferral Commitments which have been elected but not completed shall be canceled. The Participant may not elect to make subsequent Deferral Commitments under the Plan until the second Plan Year following the Plan Year in which such withdrawal was made. The Benefits Committee, in its sole discretion, may adopt the appropriate administrative rules regarding the application of the Withdrawal Penalty.

                                   ARTICLE 10

                         CONDITIONS RELATED TO BENEFITS

     10.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or in any manner whatsoever. These benefits shall be exempt from the claims of creditors or other claimants of any Participant and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

     10.2 Financial Hardship Distribution. Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Benefits Committee may, in its sole discretion, and upon written petition of the Participant or Beneficiary accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship or as requested by the Participant or the Beneficiary. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make subsequent Deferral Commitments under the Plan until the third Plan Year following the Plan Year in which a distribution based on Financial Hardship was made. All Deferral Commitments in effect at the time such distribution is made under this section shall be cancelled.

     10.3 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

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     10.4  Protective Provisions. The Participant shall cooperate with the
Company by furnishing any and all information requested by the Benefits Committee in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Benefits Committee may deem necessary and taking such other actions as may be requested by the Benefits Committee. If the Participant refuses to cooperate or makes any material misstatement or nondisclosure of information, then no benefits will be payable hereunder to such Participant or his Beneficiary.

     10.5 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

                                   ARTICLE 11

                             ADMINISTRATION OF PLAN

     The Benefits Committee shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Benefits Committee shall determine in its sole discretion those who are eligible to participate in the Plan and shall have the right to set guidelines for participation under the Plan including but not limited to the type, manner and level of Deferral Commitments. The Benefits Committee shall further establish, adopt or revise such other rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Benefits Committee shall be final and binding. The individuals serving on the Benefits Committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by any member of the Benefits Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

                                   ARTICLE 12

                            BENEFICIARY DESIGNATION

     12.1 Beneficiary Designation. The Participant shall have the right, at any time, to designate any person or persons as a Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing and delivered to the Benefits Committee during the Participant's lifetime on a form prescribed by the Benefits Committee. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

     12.2 New Beneficiary Designation. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

     12.3 Failure to Designate Beneficiary. If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Benefits Committee shall direct the Company to pay the balance of the Participant's Accounts in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of the death was given to the Benefits Committee within sixty (60) days after the Participant's death, and if his Account balances do not exceed ten thousand dollars ($10,000), the Benefits Committee may direct the Company to pay the Account balances to such person or persons as the Benefits Committee determines may be entitled to them, and the Benefits Committee may require such proof of right and/or identity of such person or persons as the Benefits Committee may deem appropriate or necessary.

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                                   ARTICLE 13

                       AMENDMENT AND TERMINATION OF PLAN

     13.1 Amendment of Plan. The Executive Personnel and Compensation Committee of the Board of Directors of the Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the vested balance of the Participant's Deferral Accounts at the time of such amendment and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment. The Company or Benefits Committee may amend the Crediting Rates of the Plan prospectively. If the Company and/or the Benefits Committee changes the Crediting Rate under the Plan, the Company or the Benefits Committee shall notify the Participant of such amendment in writing within thirty (30) days of such amendment. Within thirty
(30) days of receipt of the notice of an amendment to the formula for determining the applicable Crediting Rate, the Participant may elect by written notice to the Benefits Committee to terminate an incomplete Deferral Commitment.

     13.2 Termination of Plan. The Company may at any time terminate the Plan as to all or any group of Participants. If the Company terminates the Plan as to all or any group of Participants, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits. The Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan in annual installments over a three (3) year period or such shorter period of time as the Company may determine in its sole discretion. Interest at the Crediting Rate will be credited to the Participant's Deferred Accounts until distribution under this paragraph is completed, in accordance with the rules established under paragraph 5.2(b).

     13.3 Constructive Receipt Termination. In the event the Benefits Committee determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of paragraph 13.2. The determination of the Benefits Committee under this paragraph 13.3 shall be binding and conclusive.

                                   ARTICLE 14

                                 MISCELLANEOUS

     14.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     14.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA. Notwithstanding any provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or applicable regulations thereunder at the time a Deferral Commitment is elected, such Participant will not be eligible to complete such Deferral Commitment and shall receive an immediate lump sum payment equal to the unpaid balance of the Deferral Accounts applicable to such Deferral Commitments as of the most recent Valuation Date. Upon such payment, no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, with respect to such Deferral Accounts.

     14.3 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purposes of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

     14.4 Rollover Account. Effective April 1, 1994, for each Eligible Executive, the Company will establish a Deferral Account in his or her name equal to the total amount of his account balance under the Company's Deferred Bonus-Incentive Plan. Such Eligible Executives will have no subsequent rights under the Company's Deferred Bonus-Incentive Plan as in effect on or before April 1, 1994.

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     14.5  Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

     14.6 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     14.7 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     14.8 Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

     14.9 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

     14.10 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of California except where the laws of the State of California are preempted by ERISA.

     14.11 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing or hand-delivered, or sent by registered or certified mail, return receipt requested, to the principal office of the Company, directed to the attention of the Benefits Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     14.12 Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed and effective as of the first day of April 1994.

                                          THE TIMES MIRROR COMPANY



                                          By:
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                                          Title:
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